SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ___________

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: May 25, 2004

                                  ___________

                                  YAHOO! INC.
             (Exact name of registrant as specified in its charter)

                                   000-28018
                            (Commission File Number)

             DELAWARE                                  77-0398689
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)


                                 701 FIRST AVE.
                          SUNNYVALE, CALIFORNIA 94089
            (Address of principal executive offices, with zip code)

                                 (408) 349-3300
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

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Item 9. Regulation FD Disclosure

In April 2002, Yahoo! Inc. adopted a Rule 10b5-1 Trading Program policy that permits certain corporate officers to establish "blind trusts" or prearranged trading plans to govern the sale of a specified number or dollar amount of shares of stock over a predetermined period of time. Individuals may create these blind trusts when they do not possess material inside information. Jerry Yang, co-founder and Chief Yahoo!, has established a Rule 10b5-1 compliant plan for the trading of Yahoo! stock. Under the plan, Mr. Yang transferred eight million shares of Yahoo! common stock to a "blind trust," which has complete discretion to trade the stock within a twelve-month period. This plan was established in May 25, 2004, during the current trading "window."

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        YAHOO! INC.


Date: May 28, 2004                      By: /s/ Michael J. Callahan
                                            ---------------------------
                                            Michael J. Callahan
                                            Sr. Vice President, General
                                            Counsel & Secretary